Exhibit 10.9

FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2005 NON-QUALIFIED DEFERRED COMPENSATION PLAN

This First Amendment to the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (this “Amendment”) is effective as of the 1st day of September, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) previously adopted the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (the “Post-2004 Employee Plan”); and

WHEREAS, the Post-2004 Employee Plan may be amended by the Company’s Board of Directors (the “Board”) from time to time; and

WHEREAS, in accordance with Treasury Regulation §1.409A-1(i)(5), the Board desires to amend Section 7.1 of the Post-2004 Employee Plan to require that any payment to a participant upon such participant’s “Separation From Service” shall not be made or begin until the first day of the seventh month following such participant’s Separation From Service, regardless of whether such participant also is a “Highest Paid Employee” (as those terms are defined in the Post-2004 Employee Plan); and

WHEREAS, the Board desires to amend Section 2.1 of the Plan to require that, if a participant elects a fixed date as the participant’s “Deferral Date”, such date must be at least two years after the end of the “Plan Year” (as those terms are defined in the Post-2004 Employee Plan) with respect to which the amount deferred would otherwise be paid; and

WHEREAS, the Board further desires to delete any references to “Retirement” from the Post-2004 Employee Plan; and

NOW, THEREFORE, the Post-2004 Employee Plan is hereby amended as follows:

1.	Section 2.1 of the Post-2004 Employee Plan is hereby amended by deleting the definitions of “Highest Paid Employees” and “Retirement”.

2.	Section 2.1 of the Post-2004 Employee Plan is hereby amended by deleting the definition of “Deferral Date” in its entirety and substituting the following therefor:

The “Deferral Date” shall mean the earliest of: (a) the date selected by the Participant as the Participant’s Deferral Date in the Election Form, which date (if not the Participant’s Separation From Service) must be at least one year (two years for any Plan Year beginning after September 1, 2011) after the end of the Bonus Period or pay period with respect to which the payment would otherwise be made; (b) the date of the Participant’s death; or (c) in the event of a Separation From Service, the Participant’s Separation From Service. If no Deferral Date is

selected by the Participant, the Participant shall be deemed to have selected a Deferral Date which is the Participant’s Separation From Service.

3.	Section 7.1(a) of the Post-2004 Employee Plan is hereby deleted in its entirety and the following is substituted therefor:

(a) Time of Distribution. Distribution of that portion of a Participant’s Account or subaccount maintained with respect to the amount deferred, as the case may be, which is not previously distributed under the terms of the Plan shall not be made until the first day of the seventh month following the Deferral Date.

4.	Section 7.5 of the Post-2004 Employee Plan is hereby deleted in its entirety and the following is substituted therefor:

Notwithstanding any provision in this Article VII to the contrary, if the total of the Participant’s Account under the Plan and his Account under all other arrangements that, with this Plan, would be treated as a single nonqualified deferred compensation plan (within the meaning of Treasury Regulation §1.409A-1(c)(2)) is less than the limit described in Code Section 402(g)(1)(B) for the Plan Year in which the Date of Deferral occurs, such Participant’s Account may be distributed in a lump sum, but only if payment results in the termination and liquidation of the Participant’s entire interest in this Plan and all other arrangements that, along with this Plan, would be treated as a single nonqualified deferred compensation plan (as determined under Treasury Regulation §1.409A-1(c)(2)).

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	s/Dale Brinkman

Its:	Vice President-Secretary